EXHIBIT 23.2

                 CONSENT OF PRICE WATERHOUSE LLP

                CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 1997, which appears on page 25 of the U.S. Industries, Inc. Annual Report on Form 10-K for the year ended September 30, 1997.


PRICE WATERHOUSE LLP

Morristown, New Jersey
December 8, 1997